UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2011 (March 25, 2011)
Date of Report (Date of earliest event reported)

PERFECTENERGY INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-51704	98-0548438
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

No. 479 You Dong Road Xinzhuang Town, Shanghai 201100 People’s Republic of China
(Address of principal executive offices)

(8621) 5488-8436
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Compensatory Arrangements of Certain Officers.

On March 25, 2011, the Registrant’s Board of Directors ratified and approved an increase in the monthly base salary for Wennan (Jack) Li, our Chief Executive Officer, to RMB68,000 (approximately US$10,382), beginning November 1, 2010.  Mr. Li’s bonus compensation arrangement for the current fiscal year, which ends October 31, 2011, was also revised so that Mr. Li will receive a portion of performance-based bonus on the net profits realized by the Registrant during its current fiscal year, with a minimum guaranteed aggregate bonus payment of US$75,000 and a maximum of US$250,000.  A salary adjustment letter signed by the Registrant on March 25, 2011 is hereby filed as Exhibit 10.1 to this Current Report on Form 8-K (Form 8-K”).  These compensation terms replace the compensation terms of the previous employment agreement the Registrant entered into with Mr. Li, which became effective on September 2, 2008 and the compensation terms of which were amended on April 7, 2010.  The employment agreement expires on September 1, 2012.

On March 25, 2011, the Board ratified and approved an increase in the monthly base salary for Xiaolin (Edward) Zhuang, our Chief Financial Officer, to RMB55,000 (approximately US$8,397), beginning November 1, 2010.  Mr. Zhuang’s bonus compensation arrangement for the current fiscal year, which ends October 31, 2011, was also revised so that Mr. Zhuang will receive a portion of performance-based bonus on the net profits realized by the Registrant during its current fiscal year, with a minimum guaranteed aggregate bonus payment of US$75,000 and a maximum of US$250,000.  A salary adjustment letter signed by the Registrant on March 25, 2011 is hereby filed as Exhibit 10.2 to this Form 8-K.  These compensation terms replaced the compensation terms of the previous employment agreement the Registrant entered into with Mr. Zhuang on December 29, 2008, which agreement restated the employment agreement between Mr. Zhuang and Perfectenergy (Shanghai) Limited, the Registrant’s wholly owned subsidiary, dated February 1, 2008 and the compensation terms of which were amended on April 7, 2010.  This employment agreement with new compensation terms expired on February 1, 2011, and was renewed by a new three-year employment agreement entered into between the Registrant and Mr. Zhuang on March 25, 2011, the effective date of which is February 1, 2011.  Under this new agreement, Mr. Zhuang’s annual base salary is RMB715,000 (approximately $109,044).  Mr. Zhuang’s bonus compensation arrangement for the fiscal year ending October 31, 2011 remains the same with Mr. Zhuang to receive a portion of performance-based bonus on the net profits realized during the fiscal year, with a minimum guaranteed aggregate bonus payment of US$75,000 and a maximum of US$250,000.

On March 25, 2011, the Board ratified and approved an increase in the monthly base salary for Diping Zhou, our Vice President of Operations, to RMB55,000 (approximately US$8,397), beginning November 1, 2010.  Ms. Zhou’s bonus compensation arrangement for the current fiscal year, which ends October 31, 2011, was also revised so that Ms. Zhou will receive a portion of performance-based bonus on the net profits realized by the Registrant during its current fiscal year, with a minimum guaranteed aggregate bonus payment of US$75,000 and a maximum of US$250,000.  A salary adjustment letter signed by the Registrant on March 25, 2011 is hereby filed as Exhibit 10.4 to this Form 8-K.  These compensation terms replace the compensation terms of the previous employment agreement with Ms. Zhou, which became effective on September 2, 2008 and the compensation terms of which were amended on April 7, 2010.  The employment agreement expires on September 1, 2012.

Item 9.01(d)    Exhibits.

Exhibit No.	Exhibit Description

10.1	Salary Adjustment Letter for Wennan (Jack) Li, dated March 25, 2011
10.2	Salary Adjustment Letter for Xiaolin (Edward) Zhuang, dated March 25, 2011
10.3	Employment Agreement between Perfectenergy International Limited and Xiaolin (Edward) Zhuang, dated March 25, 2011
10.4	Salary Adjustment Letter for Diping Zhou, dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTENERGY INTERNATIONAL LIMITED
(Registrant)

Date: March 30, 2011	/s/ Wennan Li
Name: Wennan Li
Title: Chief Executive Officer